EXHIBIT 1

                            AGREEMENT TO FILE JOINTLY

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of Common Shares of America Mineral Fields Inc. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.


Date: May 22, 2003      Exploration Capital Partners 2000 Limited Partnership

                        By:  Resource Capital Investment Corporation,
                              its general partner

                        By:  /s/ Keith Presnell
                             ------------------------------------------
                             Keith Presnell, Chief Financial Officer


Date: May 22, 2003      Resource Capital Investment Corporation

                        By:  /s/ Keith Presnell
                             ------------------------------------------
                             Keith Presnell, Chief Financial Officer


Date: May 22, 2003      Rule Family Trust udt 12/17/98

                        By:  /s/ Keith Presnell
                             ------------------------------------------
                             Keith Presnell, Attorney-in-Fact for
                                Arthur Richards Rule, Trustee


Date: May 22, 2003      Arthur Richards Rule, individually

                        By:  /s/ Keith Presnell
                             ------------------------------------------
                               Keith Presnell, Attorney-in-Fact